Exhibit 7(a)
Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", to the use of our report dated January 27, 1997, with respect to the consolidated financial statements of Kansas City Life Insurance Company included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-25443) and the related Prospectus.


/s/Ernst & Young LLP
Ernst & Young LLP


Kansas City, Missouri
July 14, 1997